Exhibit 99.1

  JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated June 23, 2008 (including amendments thereto) with respect to the Common Stock of Specialty Underwriters’ Alliance Inc..  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: June 23, 2008	Hallmark Financial Services, Inc.

	By:	/s/ Mark E. Schwarz
Name: Mark E. Schwarz
Title: Executive Chairman

American Hallmark Insurance Company of Texas

By:	/s/ Mark E. Schwarz
Name: Mark E. Schwarz
Title: Director

Hallmark Specialty Insurance Company

By:	/s/ Mark E. Schwarz
Name: Mark E. Schwarz
Title: Director